Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 40-F of our report dated March 27, 2007, except as to Note 18 which is as of October 24, 2007, and March 28, 2008 as to the effects of the restatement described in Note 11; with respect to the consolidated financial statements of Crystallex International Corporation (the “Company”) (which report expresses an unqualified opinion) for the year ended December 31, 2006.

We also consent to the incorporation by reference in the registration statements on Forms F-1 (No. 333-08878), F-3 (Nos. 333-125380, 333-101583 and 333-91402) and S-8 (No. 333-126128) that have been filed with the Securities and Exchange Commission of our report dated March 27, 2007, except as to Note 18 which is as of October 22, 2007, and March 28, 2008 as to the effects of the restatement described in Note 11; with respect to the consolidated financial statements of the Company for the year ended December 31, 2006.

/S/ DELOITTE & TOUCHE LLP
Toronto, Canada	Deloitte & Touche LLP
March 31, 2008	Independent Registered Chartered Accountants
Licensed Public Accountants